                                                                       EXHIBIT 5



                                  May 7, 1998


JAKKS Pacific, Inc.
22761 Pacific Coast Highway
Suite 226
Malibu, California 90265

Gentlemen:

                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by JAKKS Pacific, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 888,250 shares of the common stock of the Company, par value, $.001 per share (the "Shares"). The Shares may be issued upon the exercise of options granted or to be granted by the Company pursuant to its Second Amended and Restated 1995 Stock Option Plan (the "Stock Option Plan") and pursuant to options granted under Stock Option Agreements dated September 1, 1995 by and between the Company and each of Murray Bass, Joel Bennett, Gina Hancock, Wills Hon and Bruce Katz (the "Employee Plan"). The Stock Option Plan and the Employee Plan are sometimes collectively referred to herein as the "Plans."

                  As counsel for the Company, we have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion, all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares upon the exercise of the options granted pursuant to the Plans, and that the Shares being registered pursuant to the Registration Statement, when issued in accordance with the terms of the Plans upon the payment of the exercise prices of the options granted thereunder, will be duly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under Item 5 of
Part II of the Registration Statement entitled "Interests of Named Experts and Counsel."



                                            Very truly yours,


                                            /s/ Feder, Kaszovitz, Isaacson,
                                                Weber, Skala & Bass LLP